As filed with the Securities and Exchange Commission on February 23, 2006

Registration No. 333-102800

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRDGOLD LIMITED

(Exact name of registrant as specified in its charter)

Republic of South Africa (State or other jurisdiction of incorporation or organisation)	1040 (Primary standard industrial classification code number)	Not Applicable (IRS employer identification number)
299 Pendoring Avenue Blackheath, Randburg South Africa, 2195 (+27-11) 219-8700

(Address including zip code, and telephone number, including area code of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9200

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

D.J. Pretorius DRDGOLD Limited 299 Pendoring Avenue Blackheath, Randburg South Africa, 2195 (+27-11) 219-8700	Richard A. Ely Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS England (+44 20) 7519 7000

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters those 6% Senior Convertible Notes due 2006 and any ordinary shares and American Depositary Shares issuable upon conversion of the notes that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

On January 29, 2003, DRDGOLD Limited (then, Durban Roodeport Deep, Limited) (the "Registrant") filed a registration statement on Form F-3 (File No. 333-102800) (the "Registration Statement") for purposes of registering $66,000,000 aggregate principal amount of the Registrant's 6% Senior Convertible Notes due 2006 (the "Notes") and 17,600,002 ordinary shares and American Depositary Shares represented by American Depositary Receipts (the "Conversion Shares") into which such Notes are convertible at the rate of 266.6667 ordinary shares per $1,000 principal amount of the Notes, subject to adjustment. On May 2, 2003, the Registrant filed Amendment No. 1 to the Registration Statement. On July 23, 2003, the Registrant filed Amendment No. 2 to the Registration Statement. On September 10, 2003, the Registrant filed Amendment No. 3 to the Registration Statement. On September 30, 2003, the Registrant filed Amendment No. 4 to the Registration Statement. Since that time and from time to time, the Registrant has filed prospectus supplements on Form 424(b)(3) for the benefit of holders of Notes not previously included as a "Selling Securityholder" under the Registration Statement.

Pursuant to the terms of the Registration Rights Agreement between the Registrant and CIBC World Markets Corp., the Registrant is obligated to maintain effectiveness of the Registration Statement only until, inter alia, the date two years after the Registration Statement was declared effective. The Registration Statement was declared effective on September 30, 2003, and accordingly, the Registrant's obligation to maintain effectiveness of the Registration Statement ceased on September 30, 2005. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Notes and Conversion Shares that remain unsold and unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on February 21, 2006.

DRDGOLD, Limited

By: /s/ MARK M. WELLESLEY-WOOD

Mark M. Wellesley-Wood
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK M. WELLESLEY-WOOD	Chief Executive Officer	February 21, 2006
Mark M. Wellesley-Wood

/s/ JOHN W.C. SAYERS	Chief Financial Officer	February 21, 2006
John W.C. Sayers

*
	Non-Executive Chairman	February 21, 2006
Geoffrey C. Campbell

*
	Non-Executive Director	February 21, 2006
Robert P. Hume

/s/ DOUGLAS J.M. BLACKMUR	Non-Executive Director	February 21, 2006
Douglas J.M. Blackmur

/s/ JAMES TURK
James Turk	Non-Executive Director	February 21, 2006

* By:	/s/ MARK M. WELLESLEY-WOOD	February 21, 2006
Mark M. Wellesley-Wood Attorney-in-Fact

Authorized Representative in the United States

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI	February 21, 2006
Name: Donald J. Puglisi Title: Managing Director

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